SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              BNH BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 498-3500

                                                                  March 19, 1997

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders of BNH BANCSHARES, INC., which will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 29, 1997, at 10:00 a.m.

     It is extremely important that your shares be represented at this meeting. Therefore, even if you expect to attend the meeting, we hope that you will sign the enclosed Form of Proxy and return it promptly in the enclosed postage paid envelope. You may revoke the Proxy later and vote personally if you are able to attend the meeting.

                                    Sincerely,


                                    /s/  GEORGE M. DERMER
                                    --------------------------------------------
                                    GEORGE M. DERMER
                                    Chairman of the Board of Directors




                                    /s/  F. PATRICK MCFADDEN, JR.
                                    --------------------------------------------
                                    F. PATRICK MCFADDEN, JR.
                                    President and Chief Executive Officer

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 498-3500

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

To the Holders of
 Shares of Common Stock:

     NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the Annual Meeting of Shareholders of BNH BANCSHARES, INC. (the "Company") will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 29, 1997, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

1. To elect the fourteen nominees for directors listed in the Proxy Statement dated March 19, 1997 accompanying the notice of the meeting; and

2. To approve an amendment increasing the aggregate number of shares of the Company's Common Stock authorized for issuance under the BNH Bancshares, Inc. 1992 Stock Incentive Plan; and

3. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year; and

4. To transact such other business as may properly come before the meeting or an adjournment thereof.

Only those shareholders of record at the close of business on March 3, 1997 shall be entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors


                                     /s/  EVELYN R. MILLER
                                     -------------------------------------------
                                     EVELYN R. MILLER,
                                     Secretary


     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 498-3500

                                 --------------

                                 PROXY STATEMENT

           APPROXIMATE DATE OF MAILING TO SHAREHOLDERS: MARCH 19, 1997

                                 --------------


INTRODUCTION

     The following is a proxy statement by the Board of Directors of BNH BANCSHARES, INC. (the "Company") in connection with the solicitation of proxies for use at its Annual Meeting of Shareholders scheduled for April 29, 1997.

     At such meeting, the Company's shareholders will be asked to: (1) elect directors; (2) approve an amendment increasing the aggregate number of shares of the Company's Common Stock authorized for issuance under the BNH Bancshares, Inc. 1992 Stock Incentive Plan; (3) ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year; and (4) transact such other business as may properly come before the Annual Meeting.

     The Company has 3,690,491 shares of Common Stock outstanding and entitled to vote at its Annual Meeting. Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of Common Stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. If a quorum exists, action on the amendment to the 1992 Stock Incentive Plan and the ratification of the employment of independent accountants will be approved if votes, in person or by proxy, cast by common shareholders favoring the action exceed the votes cast by common shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

     The Board of Directors of the Company has fixed March 3, 1997 as the record date for the determination of the shareholders entitled to vote at that Meeting. The proxies of shareholders are being solicited by the Board of Directors. A shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by giving written notice to the Company, by appearing at the Annual Meeting on April 29, 1997 and requesting withdrawal of the proxy, or by giving a proxy bearing a later date. If a proxy is properly signed and is not revoked by the shareholder, it will be voted at the Annual Meeting and such vote will be cast in accordance with such shareholder's direction.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some directors, officers and regular employees of the Company's subsidiary, The Bank of New Haven (the "Bank"), without extra remuneration, may conduct solicitations by telephone and personal interview. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company has engaged ChaseMellon Shareholder Services, L.L.C. to assist it in the distribution of proxies. Pursuant to this engagement, ChaseMellon Shareholder Services, L.L.C. will request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to beneficial owners of shares held of record by such persons. ChaseMellon Shareholder Services, L.L.C. will receive a fee of approximately $500, plus expenses, for such services.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

NOMINEES

     Pursuant to the terms of the Company's Bylaws, the Board of Directors has set the size of the Board at fourteen (14) effective as of the 1997 Annual Meeting of Shareholders. Accordingly, there are fourteen (14) nominees for election as directors of the Company at the 1997 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders of the Company and until their successors shall have been elected and shall have qualified. Each of the nominees is currently serving as a director of the Company. Victor B. Hallberg, who served as a Director of the Company and the Bank since their formation, submitted his resignation from those positions, effective January 1, 1997. The Company wishes to thank Mr. Hallberg for his many years of service. The Board of Directors and management also note with deep regret the passing of Karl J. Jalbert in November, 1996. Mr. Jalbert had served as a Director of the Company and the Bank since 1989.

     The persons named in the form of proxy to represent shareholders at the Annual Meeting are Theodore F. Hogan, Jr., Carl M. Porto and Cheever Tyler. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the form of proxy will consult with management of the Company and use their discretion in voting the shares represented by such proxies. If a quorum is present, a plurality of the vote cast by the holders of shares of Common Stock entitled to vote, in person or by proxy, will elect directors. The name of each nominee for director, his or her principal occupation for the previous five years, his or her other positions with the Bank and the Company, and his or her age and period of service as a director of the Company are set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

                      NAME, PRINCIPAL                               SERVED AS A
                      OCCUPATION AND                                DIRECTOR OF
                     POSITION WITH THE                              THE COMPANY
                   COMPANY AND THE BANK                     AGE        SINCE
                   --------------------                     ---     ------------
Stephen P. Ahern.........................................   66         1989
 Director of the Company and the Bank; Vice
 President of UNICCO Security Services, Inc.
 (formerly known as Ogden Allied Security
 Services), a private security service company. Mr.
 Ahern also is a director of Birmingham Utilities, Inc.


Martin R. Anastasio......................................   55          1985
 Director of the Company and the Bank; Principal and Vice President, Weinstein & Anastasio, P.C.,
 Certified Public Accountants

                   NAME, PRINCIPAL                                  SERVED AS A
                   OCCUPATION AND                                   DIRECTOR OF
                  POSITION WITH THE                                 THE COMPANY
                COMPANY AND THE BANK                        AGE        SINCE
                --------------------                        ---     ------------
Edward M. Crowley......................................     40         1996
 Director of the Company and the Bank; President, Dichello Distributors, Inc., 1994 to present;
 General Sales Manager, Central Distributors of
 Beer, Inc., 1978 to 1993

James J. Cullen........................................     49         1996
 Director of the Company and the Bank; President &
 Chief Executive Officer, Hospital of Saint
 Raphael, August, 1991 to present; Executive Vice
 President of the Hospital, January, 1989 to
 August, 1991

George M. Dermer.......................................     79         1985
 Chairman of the Board of Directors of the Company and the Bank; Retired President, Kramer Fur Co.,
 Inc., Kramer Apparel, Inc. and Peerless Fur
 Mfg.Co., Inc.

Thomas M. Donegan, P.E.................................     55         1985
 Director of the Company and the Bank; President, Donegan and Company, Inc. (management consulting);
 President and Chief Executive Officer, Advanced
 Executive Aircraft, Inc.; Executive Vice President and Chief Operating Officer, Capital Delta
 Partners, Inc. (distributor of aircraft parts), from May 1, 1994 to present

Theodore F. Hogan, Jr..................................     64         1985
 Director of the Company and the Bank; Retired;
 Executive Assistant to the Mayor, City of New
 Haven, 1992 to January, 1994; Retired Director,
 Office of Urban Affairs, Southern New England
 Telephone Co.

Jean G. Lamont.........................................     52         1996
 Director of the Company and the Bank; Head of School, The Foote School, New Haven, July 1, 1992 to present; Head of the Upper School, The
 Allen-Stevenson School, New York, NY, September 1,
 1981 to June 30, 1992

Lawrence M. Liebman....................................     66         1985
 Director of the Company and the Bank; Former
 Attorney-at-Law (retired August, 1995); Private
 Investor; Chairman, U.S. Reduction Company
 (secondary aluminum smelting company); former trustee of various Blanchard mutual funds

F. Patrick McFadden, Jr................................     59         1989
 President, Chief Executive Officer and Director of the Company and the Bank. Mr. McFadden also is a director of The United Illuminating Company.

Carl M. Porto..........................................     54         1988
 Director of the Company and the Bank;
 Attorney-at-Law, Principal, Parrett, Porto, Parese
 & Colwell, P.C.

Vincent A. Romei.......................................     63         1985
 Director of the Company and the Bank; General
 Partner, Colony Inn Hotel; Partner, Bernhard
 Associates (real estate); formerly Executive Vice
 President of the Bernhard Group
 (construction-related companies), 1965 to 1991

                   NAME, PRINCIPAL                                  SERVED AS A
                   OCCUPATION AND                                   DIRECTOR OF
                  POSITION WITH THE                                 THE COMPANY
                COMPANY AND THE BANK                      AGE          SINCE
                --------------------                      ---       -----------
Stanley Scholsohn......................................   66            1985
 Director of the Company and the Bank; former
 Secretary-Treasurer, Star Services, Inc. (health and beauty aid distributors)

Cheever Tyler..........................................   59            1989
 Director of the Company and the Bank; President, Partnership for Connecticut Cities and The
 Nonprofit Strategies Group, 1994 to present;
 Attorney-at-law, Former Partner, Wiggin & Dana


                               SECURITY OWNERSHIP

     The following table sets forth information as of March 3, 1997 with respect to those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

 NAME AND ADDRESS                      AMOUNT AND NATURE OF           PERCENT OF
OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP (a)        CLASS (b)
-------------------                   ------------------------        ----------
Cumberland Associates...............       292,500 (c)                  7.93%
 1114 Avenue of the Americas
 New York, NY 10036

Franklin Mutual Advisers, Inc.......       319,750 (d)                  8.70%
 51 John F. Kennedy Parkway
 Short Hills, NJ 07078

Kennedy Capital Management, Inc.....       205,000 (e)                  5.56%
 10829 Olive Boulevard
 St. Louis, MO 63141-7739

------------

(a) Unless otherwise indicated, each person has sole voting and sole dispositive power with respect to the shares shown.

(b) The percentages shown are calculated on the basis of the number of outstanding shares of the Company's Common Stock on March 3, 1997.

(c) Cumberland Associates is a limited partnership engaged in the business of managing, on a discretionary basis, ten securities accounts. According to information provided to the Company, Cumberland Associates exercises sole dispositive and voting power with respect to 251,750 shares and shared dispositive and voting power with respect to 40,750 shares.

(d) Franklin Mutual Advisers, Inc. ("FMA") is an investment advisor registered under the Investment Advisors Act of 1940. One or more of FMA's advisory clients is the legal owner of the shares shown. FMA has sole dispositive and voting power with respect to shares pursuant to investment advisory agreements with its clients.

(e) Kennedy Capital Management, Inc. is an investment advisor with discretionary accounts for investment purposes. According to information provided to the Company, Kennedy Capital Management, Inc. exercises sole dispositive power with respect to the shares shown, sole voting power with respect to 110,000 shares and no voting power with respect to 95,000 shares.

     The following table sets forth for each director, nominee for director and for each Named Executive Officer (see page 8) information pertaining to his or her beneficial ownership of the Company's Common Stock as of March 3, 1997. Each such person has sole investment power and voting power over shares beneficially owned except where shared ownership is indicated below.

                                            Amount and Nature
                                         of Beneficial Ownership     Percent of
NAME                                        of Common Stock         Common Stock
----                                     -----------------------    ------------
Stephen P. Ahern.......................         7,781(a)*                **
Martin R. Anastasio....................        20,610(b)*                **
Edward M. Crowley......................           500(c)                 **
James J. Cullen........................           725(d)                 **
George M. Dermer.......................        16,284(e)*                **
Thomas M. Donegan, P.E.................         2,460(f)*                **
Theodore F. Hogan, Jr..................         7,273(g)*                **
Jean G. Lamont.........................           250(h)                 **
Lawrence M. Liebman....................        16,872(i)*                **
F. Patrick McFadden, Jr................        27,550(j)                 **
Carl M. Porto..........................        19,953(k)*                **
Vincent A. Romei.......................        41,949(l)*              1.11%
Stanley Scholsohn......................        22,960(m)*                **
Cheever Tyler..........................         2,950*                   **
John F. Trentacosta....................        10,440(n)                 **
Lorraine K. Young......................         8,329(o)                 **

--------------

* Includes 1,250 shares under stock options that are exercisable within sixty days.

** Beneficially owns less than one percent (1%) of the Company's Common Stock then outstanding.

(a) Includes 281 shares owned by Ahern Family Limited Partnership, of which Mr. Ahern is a general partner.

(b) Includes 3,819 shares owned by Weinstein & Anastasio, P.C. Pension Plan and 6,375 shares owned by Weinstein & Anastasio, P.C. Profit Sharing Plan, for both of which Mr. Anastasio is a Trustee for which he shares voting and investment power, 920 shares owned in the aggregate by members of Mr. Anastasio's family and 8,246 shares owned by Mr. Anastasio's wife in which Mr. Anastasio does not have voting and investment power.

(c) Includes 250 shares under stock options that are exercisable within sixty days.

(d) Includes 475 shares in an individual retirement account ("IRA") for the benefit of Mr. Cullen and 250 shares under stock options that are exercisable within sixty days.

(e) Includes 8,328 shares owned by Mr. Dermer's wife in which Mr. Dermer shares voting and investment power.

(f) Includes 84 shares owned jointly by Mr. Donegan with his wife, 1,042 shares held in a retirement fund, 42 shares in an IRA for Mr. Donegan's benefit and 42 shares in an IRA for Mrs. Donegan's benefit.

(g) Includes 4,368 shares owned jointly by Mr. Hogan and his wife and 783 shares owned by his wife in which Mr. Hogan shares voting and investment power.

(h) Represents 250 shares under stock options that are exercisable within sixty days.

(i) Includes an aggregate of 8 shares owned by Mr. Liebman as custodian for his son and 352 shares in an IRA for Mr. Liebman's benefit.

(j) Includes 26,527 shares under stock options that are exercisable within sixty days, 887 shares held in various retirement funds for Mr. McFadden's benefit and 136 shares allocated to Mr. McFadden through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan.

(k) Includes 1,643 shares owned by the Porto Tire and Auto Pension Plan of which Mr. Porto is Trustee and 6,410 shares owned by the Parrett, Porto, Parese & Colwell Pension Profit Sharing Plan, over which shares Mr. Porto exercises no voting power, 8,317 shares owned by the Carl Porto, Grantor, Retained Income Trust, of which Mr. Porto is Trustee, and 65 shares in an IRA for the benefit of Mr. Porto and his wife.

(l) Includes 14,250 shares owned jointly by Mr. Romei and his wife and 21,106 shares in an IRA for the benefit of Mr. Romei.

(m)  Includes 21,710 shares in the aggregate owned by Mr. Scholsohn's family.

(n) Includes 5,647 shares under stock options that are exercisable within sixty days and 1,093 shares allocated to Mr. Trentacosta through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan.

(o) Includes 2,675 shares under stock options that are exercisable within sixty days, 715 shares in an IRA for the benefit of Ms. Young, 164 shares allocated to Ms. Young through her contributions to the Company's 401(k) Profit Sharing Plan, and 28 shares owned by Ms. Young's son, over which she has no voting or investment power.

     Including the shares beneficially owned by the nominees as shown in the preceding table, all of the executive officers and directors of the Company as a group (19 persons) owned beneficially as of March 3, 1997, 226,981 shares of the Company's Common Stock, including 65,164 shares under options that are exercisable within sixty days of March 3, 1997, representing 6.04% of the Company's Common Stock then outstanding.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company met 8 times during 1996 and, together with three additional individuals, served as members of the Board of Directors of the Bank. The Bank Board met 13 times during the year. Each incumbent director of the Company or the Bank, with the exception of Mr. Liebman, attended 75% or more of the total of meetings of the Boards of Directors and meetings of all Committees of the Boards on which he or she served during 1996. Members of all Committees are elected annually. During 1996, the Company's and the Bank's Boards of Directors maintained the Committees referred to below in addition to the Loan Committee of the Bank's Board of Directors.

     The Company's Executive Committee presently consists of Messrs. Dermer, Liebman, McFadden, Porto, Romei and Scholsohn. In addition to the foregoing individuals, the Bank's Executive Committee includes Thomas J. Cahill and John
F. Trentacosta. The Executive Committee generally acts on behalf of the Board of Directors. Members of the Executive Committee are ex officio members of all committees of the Board of Directors, except the Salary and Benefits Committee. The Executive Committee met 12 times during 1996.

     The Company's Audit Committee presently consists of Messrs. Porto, Cullen, Hogan, Romei and Tyler and Ms. Lamont. The Bank's Audit Committee is comprised of the same individuals. The Audit Committee is responsible for reviewing the operations and financial position of the Company and the Bank. The Audit Committee met four times during 1996.

     The Company's Salary and Benefits Committee presently consists of Messrs. Liebman, Cullen, Dermer, Hogan, Porto and Romei. The same individuals serve as the members of the Bank's Salary and Benefits Committee. The Salary and Benefits Committee is responsible for approving compensation for the Bank's executive officers and administering the employee and director stock compensation plans. The Salary and Benefits Committee met five times in 1996.

     The Nominating Committees of the Company and the Bank presently consist of Messrs. Dermer and Porto. The Nominating Committees consider candidates for nominees as directors of the Company and the Bank. The Nominating Committee met three times during 1996. The Nominating Committee will consider nominees recommended by shareholders but has no formal procedure for considering nominees recommended by shareholders.

                            COMPENSATION OF DIRECTORS

     During the period January 1 through April 22, 1996, for each Bank Board meeting attended, non-employee directors received $350. The Chairman of the Board and the Chairman of the Audit and Loan Committees each received a $150 per month retainer. Each non-employee director received $150 for each committee meeting of the Board attended, with the exception of Executive Committee meetings. All six non-employee members of the Executive Committee received a monthly retainer of $450. In addition, Chairmen of the various committees other than Loan and Audit Committees received $150 for each meeting chaired in addition to a $150 attendance fee.

     Effective April 23, 1996, directors' fees were increased to provide an annual retainer of $5,000 for the Chairman of the Board and a $2,000 annual retainer for all other directors. An additional $750 annual retainer is now paid to Board members who serve on the Executive Committee and as the chair of a committee. Non-employee Executive Committee members now receive $350 for each Executive Committee meeting attended, and the chairs of other committees receive a fee of $250 for each committee meeting chaired.

STOCK OPTION PLAN FOR NON-Employee Directors

     At the 1992 Annual Meeting of Shareholders, the shareholders of the Company approved the adoption of the BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors (the "Director Option Plan"). The Director Option Plan is administered by the Salary and Benefits Committee of the Board of Directors.

     Commencing on June 30, 1992 and on each June 30th thereafter during the 10-year term of the Director Option Plan, each non-employee director of the Company is granted a non-qualified stock option to purchase 250 shares of the Company's Common Stock (the "Annual Options"). The number of shares has been adjusted from the former annual grant of 1,000 shares, reflecting the effects of the Company's one-for-four reverse stock split which had an effective date of May 2, 1996. The exercise price for each Annual Option is the greater of the fair market value of the Company's Common Stock on the date of grant or the par value of the Common Stock on the date of exercise. Annual Options are exercisable in full following six months from their grant date and expire ten years from the grant date. However, Annual Options become immediately exercisable in full upon the director's withdrawal from the Board of Directors due to death, disability or retirement as defined in the Director Option Plan. Payment of the exercise price may be made in cash, previously acquired shares of Common Stock equal in value to the exercise price or a combination of cash and Common Stock.

     The Director Option Plan also provides that each non-employee director of the Company may elect to receive non-qualified stock options (the "Deferred Compensation Options") in lieu of all or part of the retainers and fees payable to the director for service on the Board of Directors and the Board of Directors of any subsidiary of the Company and their respective committees ("Compensation").

     As of March 3, 1997, 13,250 shares of Common Stock were reserved for issuance upon the exercise of outstanding Annual Options at exercise prices ranging from $5.00 to $7.375 per share (adjusted to reflect the effects of the Company's one-for-four reverse stock split) and 75,541 shares remain available for grants of awards under the Director Option Plan in 1997, subject to adjustment for stock splits or similar capitalization changes. None of the directors have elected to receive Deferred Compensation Options in lieu of Compensation. Shares subject to options which lapse without having been exercised become available for new grants.

     The Board of Directors may discontinue or amend the Director Option Plan at any time. However, without shareholder approval, the Board of Directors may not amend the Director Option Plan to increase the number of shares of Common Stock as to which options may be granted annually under the Plan, modify the requirements for participation in the Plan, extend the term of the Plan or the option periods provided therein, or decrease the option price or otherwise materially increase the benefits under the Plan. The Director Option Plan may not be amended more often than once every six months except to comply with changes in tax laws.

                       COMPENSATION OF EXECUTIVE OFFICERS

     All of the executive officers of the Company are currently officers of the Bank. The Company has no existing plan or arrangement to pay any remuneration to such officers in addition to the compensation that they will receive from the Bank in their respective capacities as officers of the Bank. The table below sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation paid or awarded by the Bank to the Chief Executive Officer, the Chief Financial Officer and one other Executive Vice President, who were the only three executive officers whose total annual salary and bonus for 1996 exceeded $100,000 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                ANNUAL COMPENSATION                     AWARDS (1)
                                       ------------------------------------    -------------------------
           (A)                         (B)            (C)           (D)          (E)           (F)

                                                                                            ALL OTHER
        NAME AND                                    SALARY         BONUS                   COMPENSATION
   PRINCIPAL POSITION                  YEAR           ($)           ($)       OPTIONS (#)      ($)
   ------------------                  ----         -------       ---------   ----------   ------------
F. Patrick McFadden, Jr............... 1996         188,855       40,000(2)    21,100(3)     6,685(5)
 President and Chief                   1995         177,028       34,200(2)    15,545(4)     6,365(5)
 Executive Officer                     1994         160,003          --            --        5,460(5)

John F. Trentacosta................... 1996         107,826       18,750(2)     7,700(3)    22,080(6)
 Executive Vice                        1995         102,217       12,750(2)     7,418(4)     2,044(6)
 President and Chief                   1994          96,500           --           --           --
 Financial Officer

Lorraine K. Young..................... 1996          87,672       13,500(2)     5,350(3)    18,372(7)
 Executive Vice                        1995          83,214       10,375(2)     4,527(4)     2,496(7)
 President                             1994          76,812           --           --           --

---------------

(1) Although the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "1992 Stock Incentive Plan") permits grants of restricted stock, freestanding stock appreciation rights and shares of Common Stock, cash or a combination thereof contingent upon the attainment of certain performance criteria, no grants of these incentives have been made.

(2) Annual bonuses received under the Company's Annual Incentive Bonus Plan are reported in the year earned, although paid in the subsequent year.

(3) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on November 15, 1996 with an exercise price of $8.625 per share. The options expire on November 14, 2006 and are exercisable to the extent of one-half of the number of shares on and after March 19, 1997 with the remaining one-half exercisable on or after March 19, 1998.

(4) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on August 15, 1995 with an exercise price, adjusted to reflect the effects of the Company's one-for-four reverse stock split, equal to $5.50 during the first year of the option, $5.96 during the second year of the option, $6.48 during the third year of the option, $7.00 during the fourth year of the option, and $7.60 during the fifth year of the option. The options expire on August 14, 2000 and are exercisable to the extent of one-half of the number of shares on and after August 15, 1996 with the remaining one-half exercisable on or after August 15, 1997, subject to acceleration in the event of a change in control of the Company as defined in such option agreements.

(5) Premiums paid by the Company for term life insurance, of which Mr. McFadden's estate is the beneficiary and the Company's matching contribution to the BNH Bancshares, Inc. 401(k) Profit Sharing Plan ("401(k) Plan") for 1995 and 1996. "All Other Compensation" for 1994 consists of life insurance premium only.

(6) For 1996, includes stock option exercise and the Company's matching contribution to the 401(k) Plan. For 1995, consists of the Company's matching contribution to the 401(k) Plan.

(7) For 1996, includes stock option exercise and the Company's matching contribution to the 401(k) Plan. For 1995, consists of the Company's matching contribution to the 401(k) Plan.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Mr. McFadden has entered into an employment agreement with the Bank as of May 1, 1993 which provides that he will serve as President and Chief Executive Officer of the Company and the Bank for a base salary of $160,000 per year (a reduction of $20,000 from his 1992 base salary of $180,000). Unless earlier terminated by Mr. McFadden or the Bank in accordance with the provisions of that agreement, the term of the agreement will be for a period of one year and on the first day of each month such term will automatically be extended for a period of one year unless either party gives written notice that the agreement will not be automatically so extended. In the event the Bank terminates the agreement for cause (which is defined as gross malfeasance or gross neglect of duty), or if Mr. McFadden terminates the agreement for any reason other than those specifically described below, Mr. McFadden will be entitled to any unpaid base salary through the date of termination. If the Bank terminates the agreement for any reason other than for cause, Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses. If Mr. McFadden terminates the agreement as a result of not being re-elected a director of the Bank or the Company or for good reason (which is defined to include an adverse change in his duties, failure by the Bank to provide salary or other benefit payments on a timely basis, relocation of the principal office of the Bank outside Connecticut or action by the Bank under certain circumstances to diminish substantially the value of Mr. McFadden's awards or benefits under the Bank's benefit plans or policies), Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses.

     In addition, Messrs. McFadden and Trentacosta, Ms. Young and three other executive officers of the Bank have entered into Severance Agreements with the Bank which provide for the payment of termination benefits in the event of a change in control (as defined in the Severance Agreements). In the event that there is an involuntary termination of Mr. McFadden's, Mr. Trentacosta's or Ms. Young's employment (as defined in the Severance Agreement to include such Officer's election to terminate his or her employment under certain circumstances and to exclude termination due to death, disability or retirement or termination for cause as defined therein) within one year prior to the change in control or within the two year period following a change in control, such officer will receive a lump sum payment equal to three times his or her annual salary during the 12 months preceding the date of termination or the 12 months preceding the date of the change in control, whichever is greater, in addition to a continuation of certain employee benefits for a period of one year following termination of employment.

     The following table sets forth information on grants of stock options during the fiscal year ended December 31, 1996 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above. No stock appreciation rights have been granted under the 1992 Stock Incentive Plan during 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS(1)            POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                              ANNUAL RATES
                                  NUMBER OF     PERCENT OF                                   OF STOCK PRICE
                                 SECURITIES    TOTAL OPTIONS                                APPRECIATION FOR
                                 UNDERLYING     GRANTED TO                                   10 YEAR OPTION
                                  OPTIONS       EMPLOYEES   EXERCISE PRICE  EXPIRATION         TERMS (2)
          NAME                   GRANTED(#)       IN 1996        ($/SH)         DATE           5%     10%
          ----                   ----------     ----------  --------------- -----------     -------------------
F. Patrick McFadden, Jr.......     21,100           36%            (1)       11/14/2006     $114,451/$290,041
John F. Trentacosta...........      7,700           13%            (1)       11/14/2006     $ 41,766/$105,844
Lorraine K. Young.............      5,350            9%            (1)       11/14/2006     $ 29,020/$ 73,541


------------

(1) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on November 15, 1996. The options expire on November 14, 2006 and are exercisable to the extent of one-half of the number of shares on and after March 19, 1997 with the remaining one-half exercisable on or after March 19, 1998. The options have an exercise price equal to $8.625 (the fair market value of the Common Stock on the grant date). The 1992 Stock Incentive Plan contains a provision which permits withholding taxes to be paid in cash, with previously owned shares or by withholding cash or shares from distributions of cash or stock awards, as the case may be.

(2) Potential realizable values are computed based upon the difference between the assumed annual rates of stock price appreciation and the exercise price for the option of $8.625.

     The following table sets forth information concerning the exercise of options during the last fiscal year by Named Executive Officers and the fiscal year-end value of unexercised options to purchase the Company's Common Stock granted to the Named Executive Officers under the 1986 Option Plan and the 1992 Stock Incentive Plan.


                                             OPTION EXERCISES AND
                                      FISCAL YEAR-END OPTION VALUES

(A)                                              (B)            (C)             (D)                   (E)
                                                                             NUMBER OF             VALUE OF
                                                                         SHARES UNDERLYING        UNEXERCISED
                                                                            UNEXERCISED           IN-THE-MONEY
                                                                            OPTIONS AT            OPTIONS AT
                                               SHARES                    DECEMBER 31, 1996     DECEMBER 31, 1996
                                             ACQUIRED ON       VALUE     (#) EXERCISABLE/      ($) EXERCISABLE/
NAME                                         EXERCISE(#)    REALIZED($)    UNEXERCISABLE       UNEXERCISABLE (1)
----                                         -----------    -----------    -------------       -----------------
F. Patrick McFadden, Jr...............            --              --       15,978/28,872        $49,432/$89,283
John F. Trentacosta...................         3,700          20,036        1,797/11,409        $ 2,280/$36,981
Lorraine K. Young.....................         3,699          14,588             0/7,614              0/$24,117

-------------

(1) The option exercise prices for exercisable options were lower than the average of the high and low prices of the Company's Common Stock as quoted on the Nasdaq National Market tier of The Nasdaq Stock Market(sm) on December 31, 1996. For unexercisable options (50% of which were not exercisable except in the event of a Change in Control) value is based upon the difference between the exercise price in effect during 1996 and the last sales price of $11.00 for the Company's Common Stock as quoted on the Nasdaq National Market tier of the Nasdaq Stock Market(sm) on December 31, 1996. The exercise price of such options increases on each anniversary of its grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Salary and Benefits Committee of the Bank approved base salaries for executive officers of the Bank for 1996, and administers and grants awards under the Company's stock compensation plans. The following non-employee directors served on the Salary and Benefits Committee during the last fiscal year: Messrs. Cullen, Dermer, Hallberg, Hogan, Jalbert, Liebman, Porto and Romei and Dr. D'Onofrio.

                          SALARY AND BENEFITS COMMITTEE
                    REPORT ON EXECUTIVE COMPENSATION FOR 1996

     Notwithstanding anything to the contrary contained in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings in whole or in part, including this Proxy Statement, the following report and the Performance Graph immediately following the report shall not be incorporated by reference into any such filings.

     The Salary and Benefits Committee of the Bank (the "Committee") makes this report on executive compensation for the fiscal year ended December 31, 1996. The Committee was solely responsible for approving the total compensation of the Bank's executive officers during 1996 and is composed entirely of outside directors.

     The objective of the Company's executive compensation program is to attract, motivate and retain key executives and to reward them based on Company and individual performance. In particular, the compensation program is designed to reward executive initiatives that enhance the strategic position of the Company and that result in increases in shareholder value.

     Total executive compensation generally consists of three components: base salary, annual incentives in the form of cash bonuses and equity participation in the form of stock options. The Committee makes ongoing reviews of each of these components in light of the specific criteria described below and approves the amount and specific terms of each component in a manner designed to meet the overall objectives of the Company.

     BASE SALARY. The base salaries of the Bank's executive officers are determined by two factors: the salaries for similar positions in financial institutions in Connecticut and the Northeast with comparable asset size and by the executive's performance and contribution to the Company relative to specific goals that have been set by the President and CEO and approved by the Committee at the onset of the fiscal year. In determining competitive salaries in the marketplace, the Committee examines survey information that compares each executive's base salary to executives who perform similar duties at other financial institutions, primarily banks, located in the Northeast and Connecticut with assets between $250 million and $500 million. The Committee's philosophy is to pay salaries to high performing executives that are equivalent to the average base compensation of executives who have similar employment responsibilities within the peer group. Performance adjustments to base salaries, if any, for subordinate executives are recommended by the President and CEO and presented to the Committee for review and approval. Each executive's performance for the year is evaluated by the President and CEO on the basis of three strategic initiatives of the Bank, namely (1) growth in loan originations, especially in the commercial sector, (2) continued development of the retail deposit business, and (3) sustaining low levels of classified assets and Other Real Estate Owned. At the end of 1996, the Committee approved increases averaging 4.45% in executive base salaries (excluding the President and CEO) for 1996, funded through a Bank-wide merit pool. The size of the merit pool was established on the basis of an estimate of the extent to which base salaries, including the base salaries of executive officers other than the CEO, are expected to change, on average, during 1997, based on surveys of national consulting firms of base salaries paid primarily by Connecticut companies. These merit increases allow executives to be compensated at their respective average comparative base salary, as adjusted for their individual accomplishments and unique contributions to the Bank in the strategic areas described above.

     ANNUAL INCENTIVES. The Committee acts to promote the short-term and long-term success of the Company by providing for the payment of annual cash bonuses to selected key employees (6 in 1996) upon the achievement of performance goals established by the Committee at the beginning of the Bonus Plan year. The Committee first established target awards, expressed as percentages of base salaries, payable if target performance levels are reached. These were determined by an outside compensation consulting organization and reflect the amount of annual bonuses paid to executives with similar responsibilities in the peer group.

     Subject to adjustment by the Committee, actual awards may range from zero to 143 percent of the target award based upon performance levels. The Committee determined that for 1996 the Company's Return on Average Equity (before taxes and extraordinary items such as tax credits) ("ROAE") and Shareholder Value Increases were the performance criteria to fund the executive officer bonus pool. The 1996 bonus pool for all officers was 105% of target and 110% of the 1995 pool amount. For the Named Executive Officers, the annual bonuses paid under the Bonus Plan are set forth in the Summary Compensation Table on page 8 and reflect a payment of 127% of the target award amounts. It is the Committee's belief that target awards should be paid only when (1) strong individual performance has been achieved and (2) the awards can be funded through achievement of the corporate performance goals. The Named Executive Officers were all judged by the Committee to have exceeded their individual performance goals.

     EQUITY PARTICIPATION. Equity participation is designed to align the interests of management and investors, to encourage the proper balance in the pursuit of short- and long-term objectives, and to reward management only when shareholders benefit. An analysis conducted during 1996 by an independent consultant indicated that the amount of stock options granted to the Bank's executives in prior years were substantially below the levels granted to comparable executives in comparably sized banks in the Northeast and in Connecticut. The Committee approved stock option grants to executives in 1996 and 1997 which were consistent with the median option grant levels of these comparably sized banks. However, these 1996 and 1997 grants exhausted the amount of option shares authorized by the shareholders under the 1992 Stock Incentive Plan. The Committee has requested that the shareholders approve an amendment to the 1992 Stock Incentive Plan at this meeting. The amendment would increase the number of shares available for stock option grants by 90,000 shares and impose a further restriction that no more than 30,000 authorized option shares shall be granted in any one calendar year. The restriction does not include the 28,379 option shares granted on January 21, 1997. (See Proposal 2 on page 14). The stock option awards made to the Named Executive Officers are shown in the Table on page 8. The options have a ten-year life, with one-half of the options exercisable on or after March 19, 1997 and the remainder exercisable on or after March 19, 1998. All options were granted for purchase at a price equal to the fair market value of a share of Common Stock on the day of grant.

CEO COMPENSATION

     Mr. McFadden's base salary, annual bonus and stock option award in 1996 are set forth in Tables on pages 8 and 10. The criteria governing the amounts of the compensation components paid to Mr. McFadden for 1996 are the same as those governing other executive officers of the Bank for 1996 which are described above. The bonus award was specifically contingent upon the Company's level of achievement on ROAE, and on the price of the Company's Common Stock. The potential value of the stock option award depends upon the ability of management to enhance the value of the Company's Common Stock over time. The size of the target bonus awards and stock option grants are determined by reference to compensation surveys prepared by an independent consultant as described above.

     The Committee approved a 6.7% increase to Mr. McFadden's base salary for 1996. In making its decision, the Committee considered two factors: (1) Mr. McFadden's base salary in relation to the base salaries of CEOs within the peer group, and (2) his 1996 performance in the three strategic areas described above. Again, it is the Committee's philosophy to keep salaries at average levels while recognizing special contributions and accomplishments. In recommending an increase in Mr. McFadden's base salary, the Committee specifically cited a number of key Bank achievements, including, but not limited to, the following: increased earnings and stock price; further decreases in classified assets and Other Real Estate Owned; increases in the relative levels of fee-based income; and the authorization for the Company to recognize tax credits in its financial statements. Mr. McFadden's base salary for 1997 falls within the average range of base salaries for CEOs in the peer group.

     The Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of compensation in excess of $1 million in any year paid to the executive officers named in the Company's proxy statement, will have any impact upon the Company.

 THE SALARY AND BENEFITS COMMITTEE

       Lawrence M. Liebman                 Theodore F. Hogan, Jr.
       James J. Cullen                     Carl M. Porto
        George M. Dermer                   Vincent A. Romei

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market (U.S.) and Nasdaq Bank Stocks for the period of five fiscal years commencing December 31, 1991 and ended December 31, 1996. The total return assumes the reinvestment of dividends.

   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG BNH BANCSHARES, INC.,
                   NASDAQ STOCK MARKET AND NASDAQ BANK STOCKS

                 [GRAPHICAL REPRESENTATION OF DATA TABLE BELOW]

                         12/31/91 12/31/92 12/31/93  12/30/94  12/29/95 12/31/96
                         -------- -------- --------  --------  -------- --------

BNH Bancshares, Inc. ....  100      70.47    100.00    72.73    136.36   200.00
NASDAQ Stock Market .....  100     116.38    133.60   130.59    184.67   227.16
NASDAQ Bank Stock .......  100     145.55    165.99   165.38    246.32   325.60

                           RELATED PARTY TRANSACTIONS

     The Bank has made loans to and had other transactions in the ordinary course of business with directors and officers and members of the immediate family of, and business entities associated with, such persons. The Board of Directors of the Bank believes that the terms of all such loans and other transactions, including interest rates, collateral and repayment terms, were fair and equitable and were substantially the same as terms prevailing at the time for comparable transactions with others, and that such loans and other transactions did not involve more than normal risks of collectibility or present other unfavorable features.

     The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not affiliated with the Bank.

     The Company and its subsidiaries retained Carl M. Porto, Esquire, or the law firm with which he was affiliated, during 1996. The Company and its subsidiaries intend to retain Mr. Porto or the law firm with which he is affiliated during 1997. Mr. Porto currently is a director of the Company and the Bank.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Form 3, 4 and 5. Officers, directors and ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) beneficial owners were complied with, except that Mr. Scholsohn inadvertently failed to report certain purchases during 1993 of shares issued pursuant to a rights offering made by the Company. As a result, Mr. Scholsohn filed an amended Form 4 in 1996 to reflect those transactions.

     APPROVAL OF AN AMENDMENT INCREASING THE NUMBER OF SHARES AUTHORIZED FOR
        ISSUANCE UNDER THE BNH BANCSHARES, INC. 1992 STOCK INCENTIVE PLAN

                                  (PROPOSAL 2)

Summary of Proposed Amendments

     At the Company's Annual Meeting of Shareholders in 1992, shareholders approved the adoption of the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "1992 Plan"). The shareholders are asked to consider and vote upon a proposal to approve an amendment to the 1992 Plan. A summary of the principal features of the 1992 Plan, as amended, follows.

     On March 18, 1997, the Board of Directors adopted an amendment to the Plan, subject to approval by shareholders, to increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1992 Plan from 137,500 (adjusted to reflect the effects of the Company's one-for-four reverse stock split) to 227,500, an increase of 90,000 shares (2.4% of the total shares of Common Stock outstanding on March 3, 1997), with the restriction that no more than 30,000 authorized option shares shall be granted in any one calendar year. The 28,379 option shares shown below were granted on January 21, 1997 and are not included in such restriction.

     The following table sets forth the number of shares covered by non-qualified stock options ("NSOs") granted during 1996 and incentive stock options ("ISOs") granted in January 1997 under the 1992 Plan to the persons listed below. The last sales price of the Company's Common Stock on March 3, 1997 on the Nasdaq National Market tier of The Nasdaq Stock Marketsm was $11.875 per share.

                                                                    1997 GRANTS
                                              1996 GRANTS       NUMBER OF SHARES
                                          NUMBER OF UNDERLYING      UNDERLYING
NAME AND POSITION                               OPTIONS             OPTIONS(1)
-----------------                         --------------------  ----------------
F. Patrick McFadden, Jr.................         21,100              14,563
 Executive Officer

John F. Trentacosta.....................          7,700               5,898
 Executive Officer

Lorraine K. Young.......................          5,350               2,418
 Executive Officer

All Executive Officers as a group ......         46,910              28,379

All employees as a group................          1,500
 (excluding Executive Officers)

--------------

(1) The 1997 ISO grants were made on January 21, 1997 at an exercise price of $11.75 per share. The options expire on January 20, 2007 and are exercisable to the extent of one-half of the number of shares on and after January 21, 1998 with the remaining one-half exercisable on or after January 21, 1999.

 Summary of the 1992 Plan, as Amended

     The Company adopted the 1992 Plan in 1992 in order to use awards thereunder to attract and retain key employees in the belief that employee stock ownership and stock-related compensation encourage a community of interest between employees and shareholders. The Company has had stock option plans for its key employees in the past. The 1986 Option Plan expired on March 10, 1996. Options for an aggregate of 7,687 shares of the Company's Common Stock remain outstanding and subject to exercise under the 1986 Plan. The 1992 Plan currently provides for the issuance of an aggregate of 137,500 shares of the Company's Common Stock, with 130,101 shares of Common Stock currently subject to outstanding awards of NSOs and ISOs. Options for 7,399 shares were exercised in 1996. Because no shares remain available for the grant of future awards under the 1992 Plan, the Board of Directors is seeking shareholder approval to increase the number of shares authorized for issuance under the 1992 Plan by an additional 90,000 shares of Common Stock so that incentive awards can continue to be made thereunder. The following is a summary of the 1992 Plan, as amended.

     SHARES SUBJECT TO THE 1992 PLAN. As proposed to be amended, the 1992 Plan provides for the issuance or use for reference purposes of a maximum of 227,500 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, mergers, recapitalizations or similar transactions).

     Awards under the 1992 Plan may be granted in the form of ISOs, NSOs, stock appreciation rights ("SARs"), which may, but need not, be granted in conjunction with related stock options, dividend equivalents, stock granted with or without restrictions (awards of Common Stock with restrictions are referred to as "Restricted Stock") and awards entitling the grantee to receive shares of Common Stock, cash or a combination thereof contingent upon the attainment of certain performance criteria ("Performance Stock"), as well as other types of awards that the Committee determines to be consistent with the objectives and limitations of the 1992 Plan. Shares delivered pursuant to the 1992 Plan upon the exercise of awards may be either authorized but unissued shares of the Company's Common

Stock or previously issued shares of the Company's Common Stock reacquired by the Company. Shares reserved for awards which terminate without having been exercised or vested become available for new grants.

     DURATION. The term during which awards may be granted under the 1992 Plan will expire March 17, 2002.

     ADMINISTRATION AND ELIGIBILITY. The 1992 Plan is to be administered by the Committee, which consists of not less than three directors who are not employees of the Company, its parent or its subsidiaries, including at least two non-employee directors who are members of the Executive Committee of the Company's Board (and who may not be granted awards under the 1992 Plan or any other discretionary award plan maintained by the Company or any of its affiliates). The individuals eligible to participate in the 1992 Plan will be certain employees of the Company or its subsidiaries (whether or not they are directors of the Company), who serve in executive, administrative or professional capacities who are selected for awards in the discretion of the Committee. The Committee also has the discretion, within the guidelines and limitations expressed in the 1992 Plan, to determine the amount of each award, whether options granted under the 1992 Plan will be ISOs (qualifying under the provisions of Section 422 of the Code) or NSOs, the time of the awards, the date(s) on which awards will be exercisable, and the form and terms of agreements evidencing awards granted under the 1992 Plan and the acceleration or waiver of award conditions. The Committee has full power and authority to administer and interpret the 1992 Plan, and to adopt or amend rules, regulations, agreements and guidelines for the conduct of its business.

     TERM OF AWARDS. Awards granted under the 1992 Plan are exercisable during the term of the award period as determined by the Committee and specified in the agreement governing such respective award. The time within which an award must be exercised, as specified by the Committee, may not extend beyond the tenth anniversary of the date of the grant of the award. Awards under the 1992 Plan are generally non-transferable other than by will or by the laws of descent and distribution and may be exercised only by the grantee or his or her legal representative during the grantee's lifetime. As amended, the 1992 Plan would permit the Committee to grant or amend NSOs to permit their transfer, without consideration, to immediate family members, or a trust or partnership for the benefit of such persons to the extent such transferability is in accordance with the transfer restrictions, if any, applicable to a grantee who is subject to
Section 16 under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As amended, the 1992 Plan would not permit the transfer of awards pursuant to the terms of a qualified domestic relations order. All unexercised options and SARs terminate on the date a grantee's employment terminates, provided that such awards may be exercised during certain periods, to be specified by the Committee subject to certain stated limitations, following termination of employment by reason of death, disability or retirement.

     EXERCISE PRICE AND PAYMENT. The exercise price of each option granted under the 1992 Plan will be established by the Committee and set forth in the agreement governing the option and shall not be less than the fair market value of the Company's Common Stock on the date of grant of such option. In general, grants of Restricted Stock, Performance Stock and dividend equivalents will require little or no payment upon issuance.

     The exercise of an option must be accompanied by payment in full of the purchase price in cash, by check or by delivery of shares of the Company's Common Stock previously acquired by the grantee equal in value to the option price, or by a combination of cash and stock. In addition, the Committee may authorize, in accordance with rules and regulations adopted by it, payment of the option price by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company that portion of sales or loan proceeds required to pay the option price in full. Participants under the 1992 Plan may pay withholding taxes by means of contributing cash or shares of the Company's Common Stock previously acquired or by deducting shares of Common Stock from the amount to be received upon the exercise or vesting of an award in accordance with procedures adopted by the Committee. The aggregate number and kind of shares which are reserved for issuance under the 1992 Plan and which are subject to awards under the 1992 Plan and the purchase price per share of shares subject to awards will be appropriately adjusted by the Committee in the event of stock dividends, stock splits, mergers, recapitalizations or similar transactions that affect the Company's Common Stock.

     AWARD AND EXERCISE OF SARS. SARs may be granted by the Committee independently of or in conjunction with stock options granted concurrently or previously under the 1992 Plan. SARs entitle the grantee to receive in cash or in shares of Common Stock (or in a combination of cash and stock) from the Company at exercise the difference between the fair market value of a specified number of shares of the Company's Common Stock on the date of exercise and the fair market value per share specified in the agreement granting the SARs. SARs shall be exercisable at such time and only to the extent provided in an SAR agreement or related option. Upon exercise of an SAR, the number of shares subject to exercise under a related option shall be reduced automatically by the number of shares surrendered.

     AMENDMENT AND TERMINATION. The Board of Directors may amend, suspend or terminate the 1992 Plan at any time prior to its specified date of termination. Any amendment (1) effecting an increase in the aggregate number of shares which may be issued under the 1992 Plan (other than an increase merely reflecting a stock dividend, a recapitalization or other such change), (2) extending the term of the 1992 Plan or the maximum option periods provided thereunder, (3) decreasing the minimum option price under the 1992 Plan, or otherwise materially increasing the benefits accruing to grantees through awards under the 1992 Plan,
(4) abolishing the Committee, changing the qualification of its members or withdrawing the 1992 Plan from its supervision, or (5) modifying the eligibility requirements for participation in the 1992 Plan, must be approved by the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     NSOS AND SARS. Under current law, there will generally be no Federal income tax consequences to either the employee or the Company on the grant of NSOs or SARs. Upon exercise of NSOs or SARs, the difference between the fair market value of the Company's Common Stock at the date of exercise and the exercise price is taxed at ordinary income rates, and is subject to withholding tax by the Company. The exercise of NSOs or SARs will result in a tax deduction to the Company, measured by such difference. However, grantees who are subject to the six-month restrictions on resale of Common Stock under Federal securities laws will, unless they elect otherwise, generally not recognize ordinary income until such restrictions lapse. The fair market value of the Company's Common Stock at the date of exercise becomes the tax basis in the hands of the grantee of shares acquired upon such exercise.

     ISOS. Under the Internal Revenue Code, there are generally no Federal income tax consequences to the employee or the Company upon the grant or exercise of an ISO, except that the difference between the option price and the fair market value of the Common Stock at the exercise of the option will be an item of adjustment for purposes of the alternative minimum tax. If the employee does not dispose of the stock within two years from the grant date of the ISO, and holds the stock after exercise for at least one year, the employee will be taxed at long-term capital gain rates upon the sale of the stock and the Company will not be entitled to a tax deduction in connection with the exercise of the ISO. If the employee does not meet these holding period requirements, the employee's gain upon disposing of the stock will usually be taxed as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance of the amount received, if any, will be short-term or long-term capital gain depending on how long the shares were held by the employee. The Company will be allowed a tax deduction in the amount of the grantee's ordinary income as a result of the disposition.

     RESTRICTED STOCK, PERFORMANCE STOCK AND DIVIDEND EQUIVALENTS. If Common Stock is transferred to an employee under the 1992 Plan, the employee must include in gross income the excess of the then fair market value of the stock over the amount, if any, paid for it in the first taxable year in which such employee's beneficial interest in such Common Stock is either transferable or not subject to a substantial risk of forfeiture, unless the employee elects to be taxed upon the grant of such an award. Generally, the employer is entitled to a deduction at the time of and equal to the amount of the inclusion in the employee's gross income. Dividends paid on Restricted Stock are treated as compensation deductible by the employer and includable in the income of the employee when paid, unless the employee elects to be taxed upon the grant of such an award. Performance Stock granted under the 1992 Plan, receipt of which is contingent on the attainment of performance goals established by the Committee, is generally taxed to the employee upon attainment of the goals at the end of such performance period. The employer is entitled to a deduction for the payment of Performance Stock awards, whether paid in stock, cash or in combination thereof, in an amount equal to the amount included in the employee's gross income. Dividend equivalents are taxed to the employee and are deductible by the employer when paid.

     Approval of the amendment to the 1992 Plan requires the affirmative vote of the holders of at least a majority of the Common Stock of the Company present, or represented, and voting at the April 29, 1997 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 PLAN.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 3)

     The Company's Board of Directors is submitting for shareholder approval its proposal to engage Coopers & Lybrand L.L.P., independent accountants, as auditors of the Company for the fiscal year ending December 31, 1997. On October 19, 1995, the Audit Committee of the Board of Directors of the Company recommended and the Board of Directors of the Company approved the dismissal of Price Waterhouse LLP, effective October 19, 1995, as the independent accountants engaged to perform the audit examination of the Company's financial statements for the year ending December 31, 1995. On October 19, 1995, the Company notified Price Waterhouse LLP of the Board of Directors' decision to replace Price Waterhouse LLP as independent accountants of the Company. Price Waterhouse LLP acted as the auditors of the Company from the fiscal year ending December 31, 1987.

     The reports of Price Waterhouse LLP on the financial statements of the Company for the two years ending December 31, 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that their report on the Company's financial statements for the year ended December 31, 1993 included an explanatory paragraph regarding the uncertainty that the Company could continue as a going concern.

     During the Company's two fiscal years ending December 31, 1994 and the subsequent interim period ending October 19, 1995, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make reference thereto in their report on the financial statements for such years.

     On October 19, 1995, the Audit Committee of the Board of Directors recommended and the Company's Board of Directors approved the engagement of Coopers & Lybrand L.L.P., effective October 19, 1995, to perform the audit examination of the Company's financial statements for the year ending December 31, 1995. During the Company's two fiscal years ending December 31, 1994 and through October 19, 1995, the Company has not consulted with Coopers & Lybrand L.L.P. on items which (1) were or should have been subject to SAS 50 or (2) concerned with subject matter of a disagreement or reportable event with the former auditor.

     Representatives from Coopers & Lybrand L.L.P. will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

     Audit services performed by Coopers & Lybrand L.L.P. during the past fiscal year include audits of the financial statements of the Company, services related to filings with the SEC and federal and state taxation authorities and consultations on matters related to accounting and financial reporting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS DESCRIBED ABOVE.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with their best judgment.

            SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 1998
                                 PROXY MATERIAL

     Any shareholder who intends to present a proposal at the Company's 1998 Annual Meeting of Shareholders is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by the Company at its principal executive office on or before November 26, 1997, directed to the Secretary of the Company.

     Any such shareholder would need to meet the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934.

     The Board of Directors would like you to attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage prepaid envelope as soon as possible. If you attend the meeting, you may vote in person if you desire.

                                           By Order of the Board of Directors

                                           /S/ EVELYN R. MILLER
                                           -----------------------------
                                           EVELYN R. MILLER, Secretary

New Haven, Connecticut
March 19, 1997

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 13 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Bank Stocks Index for the period of five years commencing December 31, 1991 and ending December 31, 1996, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                              BNH BANCSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR THE ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 APRIL 29, 1997

     The undersigned hereby appoints THEODORE F. HOGAN, JR., CARL M. PORTO and CHEEVER TYLER, and each of them, with power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of Shareholders of BNH Bancshares, Inc. (the "Company"), to be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 29, 1997, at 10:00 a.m. and at any adjournment thereof, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present for the following matters.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark your votes as indicated in this example [X]

1.  ELECTION OF DIRECTORS
    Nominees:

STEPHEN P. AHERN, MARTIN R. ANASTASIO, EDWARD M. CROWLEY, JAMES J. CULLEN, GEORGE M. DERMER, THOMAS M. DONEGAN, THEODORE F. HOGAN, JR., JEAN G. LAMONT, LAWRENCE M. LIEBMAN, F. PATRICK MCFADDEN, JR., CARL M. PORTO, VINCENT A. ROMEI, STANLEY SCHOLSOHN AND CHEEVER TYLER

                          [ ] FOR [ ] WITHHELD FOR ALL

   [ ] WITHHELD FOR (Write that nominee's name in the space provided below):


       ------------------------------------------------------------------------

2. TO APPROVE AN AMENDMENT INCREASING THE AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE BNH BANCSHARES, INC. 1992 STOCK INCENTIVE PLAN.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent accountants to audit the consolidated financial statements of the Company for the calendar year 1997.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting or an adjournment thereof.

Please mark this box if you plan to attend the Annual Meeting in person [ ]

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)____________________________________       Date _______________

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE